Information Analysis Incorporated	2009 Annual Report on Form 10-K

Exhibit 10.10

FOURTH MODIFICATION OF LEASE

This Fourth Modification of Lease (“Fourth Modification”) is dated November 12, 2009, between Fair Center Office Associates, LLC (“Landlord”), and Information Analysis, Inc. (“Tenant”).

RECITALS

R-1 Landlord and Tenant entered into that particular Lease as of December 20, 1996, that particular Addendum #1 as of March 3, 1997, that particular Addendum #2 as of April 11, 1997, that particular First Modification of Lease (“First Modification”) dated March 26, 2001, and that particular Second Modification of Lease (“Second Modification”) dated February 10, 2004, for portions of the second (2nd), third (3rd) and fourth (4th) floors of the Fair Center Office Building, and that particular Third Modification of Lease (“Third Modification”) dated November 8, 2006 (collectively referred to as the “Lease”), for a portion of the second (2nd) floor of the Fair Center Office Building located in Fairfax County known as 11240 Waples Mill Road, Fairfax, Virginia 22030.

R-2 In that Second Modification of Lease referred to in paragraph R-1 above, the Premises was reduced to 4,434 square feet of rentable area on the second (2nd) floor of the Fair Center Office Building, having a street address of 11240 Waples Mill Road, Suite 201, Fairfax, Virginia hereinafter referred to in this Fourth Modification as the Premises.

R-3 Landlord and Tenant wish to amend the Lease as provided herein.

In consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1) Modification of Lease. Landlord and Tenant agree that the Lease is hereby modified as follows:

A) “Term”: The Term of the Lease shall be renewed and extended for an additional three (3) years and two months, commencing on April 1, 2010 (the “Lease Renewal Commencement Date”), and expiring three (3) years and two months thereafter, on May 31, 2013 (the “Lease Renewal Term”).

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Information Analysis Incorporated	2009 Annual Report on Form 10-K

B) “Concessions”: Notwithstanding any provision in this Lease to the contrary, Landlord shall abate the first two (2) months rent. The rent commencement date shall be June 1, 2010 (the “Rent Commencement Date”).

C) “Rent”: The rental rate beginning on the Rent Commencement Date shall be twenty and 50/100 dollars ($20.50) per rentable square foot, to be paid in twelve (12) monthly installments of seven thousand five hundred seventy-four and 75/100 dollars ($7,574.75) (the “Base Rent”) as set forth in the Lease. The monthly Base Rent shall be increased on the yearly anniversary date of the Rent Commencement Date, of each year during the Lease Renewal Term hereof, by three percent (3%) of the monthly Base Rent for the month immediately preceding.

D) “Additional Rent: Operating Expenses & Real Estate Taxes”: Beginning twelve (12) months after the Rent Commencement Date, Tenant shall pay, as additional rent, for its Proportionate Share of any Operating Expenses and real estate taxes for the Land and Building (including real estate taxes and Operating Expenses for the Land which may be paid as part of the ground rent, if any) in excess of the 2010 base year operating expenses for the Building.

The term “Proportionate Share” as used herein shall be that fraction having as a numerator the total number of rentable square feet contained in the Premises, and as a denominator the number which is the total number of rentable square feet contained in the Building. Tenant’s Proportionate Share is hereby estimated to be 4,434/63,918 or 6.94%.

E) “Construction of Leasehold Improvements”: The Landlord agrees to provide Tenant with the following Tenant Improvement items at Landlord’s sole cost and expense:

1.	Installation of new building standard carpet and vinyl base, colors to be selected by Tenant;

2.	Installation of new building standard paint, colors to be selected by Tenant;

3.

Installation of a 65-inch flat screen TV (including the mounting bracket and HDMI cable) to be mounted on a wall of the conference room (electrical and cable/internet outlet installed behind the TV) the location of which shall be determined by Tenant, and installation of a communications outlet specified by Tenant (including the required cabling) and an electrical outlet on the wall at the opposite end of the conference room for Tenant to be able to use a computer to control the TV broadcast. The TV shall be selected or approved by Tenant,

Information Analysis Incorporated	2009 Annual Report on Form 10-K

provided that the cost of the TV shall not exceed $3,500.00, in which case Tenant shall be responsible for the cost in excess of $3,500.00.

4.	Electrical repair/retrofit to one office where the circuit breaker constantly trips when the occupier attempts to print.

2) Reaffirmation of Lease. The Lease shall continue in full force and effect without any further amendments, alterations or modifications thereto except as modified herein, and Landlord and Tenant do hereby ratify and affirm all the terms, conditions and covenants of the Lease as amended hereby.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Fourth Modification intending same to be effective the date indicated in the first paragraph of this Fourth Modification, having executed this Fourth Modification on the date indicated below to their name.

LANDLORD: Fair Center Office Associates, LLC

Witness:	By:

Printed Name:

Title:

Date:

TENANT: Information Analysis, Inc.

Witness: By:

Printed Name:

Title:

Date: